EXHIBIT 32

CERTIFICATION PURSUANT TO RULES 13a-14(b) AND 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934

In connection with the Annual Report of Ascendia Brands, Inc. on Form 10-K for the fiscal year ended February 28, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Ascendia Brands, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:

1. The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ascendia Brands, Inc.

August 11, 2006

By:	/s/ Joseph A. Falsetti

Joseph A. Falsetti

President & Chief Executive Officer

By:	/s/ Brian J. Geiger

Brian J. Geiger

Executive Vice President & Chief Financial Office

A signed original of this written statement has been provided to Ascendia Brands, Inc. and will be retained by Ascendia Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.